UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 21, 2012

SEARCHLIGHT MINERALS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-30995	98-0232244
(Commission File Number)	(IRS Employer Identification No.)

#120 - 2441 West Horizon Ridge Pkwy.
Henderson, Nevada	89052
(Address of Principal Executive Offices)	(Zip Code)

(702) 939-5247

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes In Registrant’s Certifying Accountant.

(a) Dismissal of Brown Armstrong Accountancy Corporation

On September 21, 2012, the Board of Directors of Searchlight Minerals Corp., a Nevada corporation (the “Company”), based on the recommendation of the Audit Committee of the Board of Directors, terminated its relationship with Brown Armstrong Accountancy Corporation (“Brown Armstrong”) as the Company’s independent registered public accounting firm.

In connection with the audit for the years ended December 31, 2010 and 2011, and the subsequent interim period from January 1, 2012 through September 21, 2012, there were no disagreements between the Company and Brown Armstrong, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Brown Armstrong, would have caused Brown Armstrong to make reference in connection with its opinion to the subject matter of the disagreement.

The audit report of Brown Armstrong on the consolidated financial statements of the Company, as of and for the years ended December 31, 2010 and 2011, and included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and Annual Report on Form 10-K/A for the year ended December 31, 2010, included a statement that the Company’s operating losses raise substantial doubt about its ability to continue as a going concern, unless the Company attains future profitable operations and/or obtains additional financing.

In addition, the audit report of Brown Armstrong on the consolidated financial statements of the Company, as of and for the years ended December 31, 2008, 2009 and 2010, and included in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2010, included a statement that, in connection with a restatement of the Company’s financial statements included in such Annual Report, Brown Armstrong had audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and its report dated March 4, 2011 (included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010), expressed an unqualified opinion that the Company had effective control over financial reporting as of December 31, 2010. However, because of the restatements of the Company’s financial statements in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2010, and in amendments to other periodic reports filed by the Company, control deficiencies were subsequently identified generally relating to controls over complex transactions, as discussed in notes to such financial statements. As a result, Brown Armstrong revised its internal control effectiveness opinion dated March 5, 2012, stating that, as a result of the effect of this material weakness, due to these control deficiencies, the Company had not maintained effective control over financial reporting as of December 31, 2010.

Except as set forth above, such audit reports did not contain any adverse opinion, or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

(b) Engagement of BDO USA, LLP

On September 27, 2012, the Board of Directors of the Company, based on the recommendation of the Audit Committee of the Board of Directors, engaged BDO USA, LLP (“BDO USA”), to serve as the Company’s new independent registered public accounting firm and to perform the audit for the year ending December 31, 2012.

During the years ended December 31, 2011 and 2012, the Company consulted with BDO USA regarding the restatement of the Company’s audited consolidated financial statements for each of the years ended December 31, 2008, 2009 and 2010, and the Company’s unaudited interim consolidated financial statements for each of the quarterly periods ended March 31, 2011, June 30, 2011 and September 30, 2011. Specifically, BDO USA provided consulting services with respect to the accounting treatment of certain features of warrants previously issued by the Company. The subject of such restatements was included in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2010 and amendments to certain other periodic reports filed by the Company.

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Except as set forth above, during the years ended December 31, 2010 and 2011 and through the date of this Current Report on Form 8-K, the Company did not consult with BDO USA regarding any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The Company has provided each of Brown Armstrong and BDO USA with a copy of the disclosures in this Form 8-K and has requested that Brown Armstrong furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Company’s statements in this Item 4.01. A copy of the letter, dated September 24, 2012, furnished by Brown Armstrong in response to such request, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 16.1 Brown Armstrong Letter, dated September 24, 2012

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 27, 2012

SEARCHLIGHT MINERALS CORP.

By:	/s/Martin B. Oring
Martin B. Oring
President

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